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                                                                   Exhibit 10(m)

                                 AMENDMENT NO. 2
                                       TO
                               HEALTH POWER, INC.
                  1996 DIRECTORS STOCK AWARD AND PURCHASE PLAN
                  --------------------------------------------


         The Health Power, Inc. 1996 Directors Stock Award and Purchase Plan, as amended (the "Plan"), is hereby amended pursuant to the following provisions:

         ss.1. Definitions.

         All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

         ss.2. Shares Subject to the Plan.

         The maximum aggregate number of Shares reserved and available for issuance under the Plan, as set forth in ss.2 of the Plan, is increased by 20,000 Shares to a total of 55,000 Shares. Such Shares may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares. The aggregate number of Shares allocated to the Plan shall be subject to adjustment pursuant to ss.9 of the Plan.

         ss.3. Effective Date; Construction.

         The effective date of this amendment is November 1, 1999, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effective without change.